Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this fourth amendment to the Registration Statement on Form S-11 of our report dated March 8, 2012 relating to the financial statements and financial statement schedule, which appears in Jones Lang LaSalle Income Property Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, IL

April 5, 2012